UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    May 2, 2016

AYTU BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-53121	47-0883144
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

373 Inverness Parkway, Suite 206, Englewood, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:    (720) 437-6580

373 Inverness Parkway, Suite 200, Englewood, Colorado 80112

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2016, we entered into an underwriting agreement with Joseph Gunnar & Co. as representative of the several underwriters named therein, relating to an underwritten public offering of 18,750,000 shares of our common stock, par value $0.0001 per share, and warrants to purchase up to an aggregate of 18,750,000 shares of common stock at a combined public offering price of $0.40 per share and related warrant. Each warrant will be exercisable for five years from issuance and have an exercise price equal to $0.50.

We expect the net proceeds from the sale of the shares to be approximately $6.7 million, after deducting underwriting discounts and commissions and estimated offering expenses. In addition, we have granted the underwriters a 45-day option to purchase up to an additional 2,812,500 shares of common stock and/or 2,812,500 additional warrants. Joseph Gunnar & Co. is acting as sole book-running manager for the offering and Fordham Financial Management is acting as lead manager for the offering.

The offering is being made pursuant to a prospectus dated May 3, 2016, pursuant to our registration statement on Form S-1 (File No. 333-210144), as amended, which became effective on May 2, 2016. The offering is expected to close on or about May 6, 2016, subject to the satisfaction of customary closing conditions contained in the underwriting agreement. The underwriting agreement contains customary representations, warranties, and agreements by us, and customary conditions to closing, indemnification obligations of our company and the underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions.

A copy of the underwriting agreement is attached as Exhibit 1.1 and is incorporated herein by reference. The foregoing description of the underwriting agreement is not complete and is qualified in its entirety by reference to Exhibit 1.1. The prospectus relating to the offering has been filed with the Securities and Exchange Commission.

A copy of the press release announcing the underwritten public offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 2, 2016 by and among Aytu BioScience, Inc. and Joseph Gunnar & Co., as representative of the several underwriters named therein.

99.1	Press release dated May 2, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2016	AYTU BIOSCIENCE, INC.

/s/ Gregory A. Gould
Name: Gregory A. Gould Title: Chief Financial Officer